                                                                     Exhibit 8.1
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            [LETTERHEAD OF GOODWIN, PROCTER & HOAR LLP APPEARS HERE]

                                 May 30, 1997


Patriot American Hospitality, Inc.
3030 LBJ Freeway, Suite 1500
Dallas, Texas 75234

     Re:  Merger of Patriot American Hospitality, Inc. and California Jockey
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          Club
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Ladies and Gentlemen:

     We have acted as counsel to Patriot American Hospitality, Inc., a Virginia corporation ("Patriot"), in connection with the planned merger (the "Merger") of Patriot with and into California Jockey Club, a Delaware corporation ("Cal Jockey"), pursuant to an Agreement and Plan of Merger dated as of February 24, 1997 (the "Merger Agreement") among Patriot, Patriot American Hospitality Partnership, L.P., a Virginia limited partnership, Cal Jockey and Bay Meadows Operating Company, a Delaware corporation ("Bay Meadows").

     For purposes of the opinion set forth below, we have reviewed and relied upon (i) the Merger Agreement, (ii) the Joint Proxy Statement and Prospectus (the "Joint Proxy Statement/Prospectus") included in the Registration Statement on Form S-4 (the "Registration Statement") filed by Patriot, Cal Jockey and Bay Meadows with the Securities and Exchange Commission in connection with the Merger, and (iii) such other documents, records and instruments as we have deemed necessary or appropriate as a basis for our opinion. In addition, in rendering our opinion we have relied upon certain statements, representations and warranties made by Cal Jockey and Patriot contained in certain certified representations (the "Certified Representations"), which we have neither investigated nor verified. We have assumed that such statements, representations and warranties are true, correct, complete and not breached and will continue to be so through the Effective Time (as defined in the Merger Agreement), and that no actions that are inconsistent with such statements, representations and warranties will be taken. We also have assumed that all representations made in the Certified Representations "to the best knowledge of" any person(s) or party(ies) or with similar qualification are true, correct, and complete as if made without such qualification.

     In addition, we have assumed that (i) the Merger will be consummated in accordance with the Merger Agreement and as described in the Joint Proxy Statement/Prospectus (including satisfaction of all covenants and conditions to the obligations of the parties without amendment or waiver thereof), (ii) the Merger will qualify as a merger under the applicable laws of Virginia and Delaware, (iii) each of Cal Jockey and Patriot will comply with all reporting obligations with respect to the Merger required under the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury regulations thereunder and
(iv) the Merger

Patriot American Hospitality, Inc.
As of May 30, 1997

Page 2

Agreement and all other documents and instruments referred to therein or in the Joint Proxy Statement/Prospectus are valid and binding in accordance with their terms. We further have assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the conformity of final documents to all documents submitted to us as drafts, (v) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person and (vi) the accuracy and completeness of all records made available to us.

     Any inaccuracy in, or breach of, any of the aforementioned statements, representations, warranties and assumptions or any change after the date hereof in applicable law could adversely affect our opinion. No ruling has been (or will be) sought from the Internal Revenue Service by Patriot, Cal Jockey or Bay Meadows as to the federal income tax consequences of any aspect of the Merger.

     Based upon and subject to the foregoing, as well as the limitations set forth below, it is our opinion, under presently applicable federal income tax laws, that the Merger of Patriot with and into Cal Jockey will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

                              *     *     *     *

     No opinion is expressed as to any matter not specifically addressed above. Also, no opinion is expressed as to the tax consequences of any of the transactions under any foreign, state, or local tax law. Furthermore, our opinion is based on current federal income tax law and administrative practice, and we do not undertake to advise you as to any changes after the Effective Time in federal income tax law or administrative practice that may affect our opinion unless we are specifically retained to do so.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the Registration Statement under the captions "Certain Federal Income Tax Considerations" and "Legal Matters."

                              Very truly yours,



                              /s/ GOODWIN, PROCTER & HOAR  LLP